UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 579-0600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 9, 2011, Synthesis Energy Systems, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Zuari Industries Ltd. (“Zuari”), pursuant to which the Company issued to Zuari 2,222,222 million shares (the “Shares”) of its common stock, par value $.01 per share (the “Common Stock”), in exchange for $5.0 million, or a price per share of $2.25 (the “Consideration”). Zuari is subject to a lockup for a period of six months from the date of the Agreement. In addition, until the eighteen month anniversary of the closing date, Zuari shall sell no more than 100,000 shares of Common Stock in a single day and no more than an aggregate of 400,000 shares of Common Stock in any seven day period. A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 3.02 Unregistered Sales of Equity Securities
The text set forth in Item 1.01 regarding the sale of the Shares to Zuari under the Purchase Agreement is incorporated into this section by reference.
Item 7.01 Regulation FD Disclosure
In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
On June 10, 2011, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
Exhibits

*10.1	Share Purchase Agreement dated June 9, 2011 between Synthesis Energy Systems, Inc. and Zuari Industries Ltd.

**99.1	Press Release dated June 10, 2011.

*	Filed herewith

**	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: June 10, 2011	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*10.1	Share Purchase Agreement dated June 9, 2011 between Synthesis Energy Systems, Inc. and Zuari Industries Ltd.

**99.1	Press Release dated June 10, 2011.

*	Filed herewith

**	Furnished herewith.